Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Cullman Bancorp, Inc. on Form S-1 filed with the Securities Exchange Commission and Form MHC-1/MHC-2 of Cullman Savings Bank filed with the Office of Thrift Supervision of our report dated April 20, 2009 on the consolidated financial statements of Cullman Savings Bank and to the reference to us under the headings “Legal and Tax Matters” and “Experts” in this Registration Statement on Form S-1 and Form MHC-1/MHC-2.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Brentwood, Tennessee
June 22, 2009